UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2018

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

(Former name or former address, if changed since last report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12 b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

EQT Midstream Partners, LP (EQM) is filing this Current Report on Form 8-K to provide certain historical financial information with respect to Rice Midstream Partners LP (RMP). As previously disclosed in its Current Report on Form 8-K filed on April 26, 2018, EQM entered into an Agreement and Plan of Merger (the Merger Agreement), dated as of April 25, 2018 with EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of EQM (the EQM General Partner), EQM Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of EQM (Merger Sub), EQM GP Acquisition Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of EQM, RMP, Rice Midstream Management LLC, a Delaware limited liability company and the general partner of RMP, and, solely for purposes of certain provisions therein, EQT Corporation (EQT), pursuant to which Merger Sub will merge with and into RMP, with RMP continuing as the surviving entity and a wholly owned subsidiary of EQM (the Proposed Merger).

Included in this Current Report on Form 8-K as Exhibit 99.1 are the audited consolidated financial statements of RMP for the periods described in Item 9.01(a) below, the notes related thereto, and the related Report of Independent Registered Public Accounting Firm, each as previously filed by RMP with the Securities and Exchange Commission (SEC).

Included in this Current Report on Form 8-K as Exhibit 99.2 are the unaudited consolidated financial statements of RMP for the periods described in Item 9.01(a) below and the notes related thereto, as previously filed by RMP with the SEC.

Included in this Current Report on Form 8-K as Exhibit 99.3 are the unaudited pro forma condensed combined financial statements, and the related notes thereto, of EQM which give effect to the Pro Forma Events (as defined below) as if they occurred on (i) January 1, 2017, in the case of the unaudited pro forma statements of combined operations for the three months ended March 31, 2018 and for the year ended December 31, 2017 and (ii) March 31, 2018, in the case of the unaudited pro forma condensed combined balance sheet.

Comparison of Certain Historical and Pro Forma Operational Information

For the year ended December 31, 2017, approximately 89% of EQM’s total revenues were derived from firm reservation fees. On a pro forma basis, approximately 60% of total revenues would have been derived from firm reservation fees for the year ended December 31, 2017.  This decrease is primarily driven by the fact that RMP’s gathering systems have not been supported by contracts with firm capacity reservation components.  Rather, all of RMP’s gathering and compression revenues were generated under long-term contracts which provide for a fixed price per unit for volumes of natural gas actually gathered.  As a result, if the Proposed Merger is completed, EQM will have a greater exposure to short and medium term declines in volumes of gas produced and gathered on its systems than it has historically.

EQT accounted for approximately 73% of EQM’s revenues for the year ended December 31, 2017, as compared to 79% of EQM’s revenues on a pro forma basis.  Gathering revenues represented approximately 56%, 54% and 53% of EQM’s total revenues for the years ended December 31, 2017, 2016 and 2015, respectively, and 63% on a pro forma basis for the year ended December 31, 2017.  Revenues associated with EQM’s transmission and storage system represented approximately 44%, 46% and 47% of total revenues for the years ended December 31, 2017, 2016 and 2015, respectively, and 29% on a pro forma basis for the year ended December 31, 2017.  The revenues associated with the Pro Forma Events did not include any transmission and storage revenues, but did include water services revenues, thus increasing the percentage of EQM’s total revenues from gathering.

EQM expects to complete the Proposed Merger during the third quarter of 2018, however the completion of the Proposed Merger is subject to the satisfaction or waiver of certain customary closing conditions, including approval by the holders of a majority of the outstanding RMP common units, and there can be no assurance that the Proposed Merger will be completed in the anticipated time frame or at all.

The pro forma operational information included in this Item 8.01 gives pro forma effect to the Proposed Merger, the acquisition of all of EQT’s interests in Rice Olympus Midstream LLC, Rice West Virginia Midstream LLC and Strike Force Midstream Holdings LLC (the Drop-Down Transactions) and the acquisition of the remaining 25% limited liability company interest in Strike Force Midstream LLC not owned by Strike Force Midstream Holdings LLC and the expected financing of the these transactions (collectively, the Pro Forma Events) as if they occurred on (i) January 1, 2017 in the case of the pro forma statements of combined operations data for the three months ended March 31, 2018, and the year ended December 31, 2017 and (ii) March 31, 2018 in the case of the pro forma condensed combined balance sheet data. The pro forma information included in this Item 8.01 should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements included as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits.

(a)                                           Financial Statements

•             Audited consolidated financial statements of RMP as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017, and the related notes to the consolidated financial statements, included in Exhibit 99.1 hereto.

•             Unaudited consolidated financial statements of RMP including the consolidated balance sheets as of December 31, 2017 and March 31, 2018, the related consolidated statements of operations for the three months ended March 31, 2018 and 2017, the related consolidated statements of cash flows and equity for the three months ended March 31, 2018 and 2017 and the related notes to the unaudited condensed consolidated financial statements, included in Exhibit 99.2 hereto.

(b)                                           Pro forma financial information.

The unaudited pro forma condensed combined financial statements, and the related notes thereto, of EQM under Item 9.01(b) of this Current Report on Form 8-K (collectively, the Unaudited Pro Forma Condensed Combined Financial Statements), included in Exhibit 99.3 hereto.

(d)       Exhibits.

23.1                                  Consent of Independent Registered Public Accounting Firm.

99.1                                  Audited consolidated financial statements of RMP.

99.2                                  Unaudited consolidated financial statements of RMP.

99.3                                  Unaudited Pro Forma Condensed Combined Financial Statements.

CAUTIONARY STATEMENTS

Disclosures in this Current Report on Form 8-K contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K include the matters discussed in the section captioned “Outlook” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in EQM’S Form 10-K for the year ended December 31, 2017 (2017 Form 10-K), as updated by EQM’S Form 10-Q for the quarter ended March 31, 2018 (Q1 2018 Form 10-Q), as updated by Exhibits 99.3 and 99.6, respectively, of the Current Report on Form 8-K filed by EQM on June 12, 2018, and the expectations of plans, strategies, objectives, and growth and anticipated financial and operational performance of EQM and its subsidiaries, including guidance regarding EQM’s gathering and transmission and storage revenue and volume growth; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering and transmission expansion projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP); the ultimate terms, partners and structure of Mountain Valley Pipeline, LLC; expansion projects in EQM’s operating areas and in areas that would provide access to new markets; asset acquisitions, including EQM’s ability to complete asset acquisitions from EQT or third parties; whether EQM’s merger with RMP will be completed and the timing of the transaction; the risk that EQM or RMP may be unable to obtain governmental and regulatory approvals required for the proposed merger of EQM and RMP, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied, including approval of the merger by RMP’s unitholders holding a majority of the outstanding RMP common units; the possible diversion of management’s time on issues related to the merger; the impact and outcome of pending and future litigation, including litigation, if any, relating to the merger; the timing of the proposed separation of EQT’s production and midstream businesses and the parties’ ability to complete the separation; the amount and timing of distributions, including expected increases; the amounts and timing of projected capital contributions and operating and capital expenditures, including the amount of capital expenditures reimbursable by EQT; the impact of commodity prices on EQM’s business; liquidity and financing requirements, including sources and availability; the effects of government regulation and litigation; and tax position. The forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM has based these forward-looking statements on current expectations and assumptions about future events. While EQM considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and are beyond EQM’s control. The risks and uncertainties that may affect the operations, performance and results of EQM’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” in the 2017 Form 10-K, as updated by Part II, Item 1A, “Risk Factors,” in the Q1 2018 Form 10-Q.

Any forward-looking statement speaks only as of the date on which such statement is made and EQM does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

In reviewing any agreements incorporated by reference in or filed with this Current Report on Form 8-K, please remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about EQM. The agreements may contain representations and warranties by EQM, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs of EQM or its affiliates as of the date they were made or at any other time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT Midstream Partners, LP
(Registrant)

	By:	EQT Midstream Services, LLC, its general partner

	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer

Date: June 20, 2018